UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011

WILHELMINA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28536	74-2781950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1400, Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 661-7488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

The information provided in response to Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 29, 2011, Wilhelmina International, Inc. (the “Company”) closed a credit agreement (the “Credit Agreement”) for a new $500,000 revolving credit facility with Amegy Bank National Association (“Amegy”).  Borrowings under the facility are to be used for working capital and other general business purposes of the Company, and to pay in full that certain promissory note in the original principal amount of $1,750,000 issued by the Company to Dieter Esch, a director of the Company.

As of the date hereof, there are no amounts outstanding under the Credit Agreement.  Generally, amounts outstanding under the Credit Agreement shall bear interest at the greater of (a) 5% per annum or (b) the prime rate (which means, for any day, the rate of interest quoted in The Wall Street Journal as the “Prime Rate”) plus 2% per annum.  Credit is available under the facility through February 28, 2012 and is limited to a borrowing base equal to 80% of the aggregate value of eligible accounts receivable (as defined in the Credit Agreement) of the Company.  The maturity date of the facility is February 28, 2012.  The Company’s obligation to repay advances under the facility will be evidenced by a promissory note (the “Promissory Note”).

The Credit Agreement contains certain representations and warranties and affirmative and negative covenants.  Amounts outstanding under the Credit Agreement may be accelerated and become immediately due and payable upon the occurrence of an event of default. Among other requirements, the Credit Agreement requires the Company and its subsidiaries to maintain a minimum net worth of $20,000,000 and a fixed charge coverage ratio (defined as the ratio of (a) EBITDA minus (i) non-financed capital expenditures minus (ii) dividends minus (iii) amounts paid to purchase or acquire any of the Company’s equity interests in each case determined for the 12-month period then ending to (b) the sum of (i) debt service (as defined in the Credit Agreement) plus (ii) cash taxes) of not less than 1.5 to 1.0.  The minimum net worth and fixed charge coverage ratio requirements are determined at the end of each fiscal quarter of the Company.

All indebtedness and other obligations of the Company under the Credit Agreement are secured by all of the assets of the Company and its subsidiaries pursuant to a pledge and security agreement (the “Security Agreement”); provided, however, that the collateral does not include the intellectual property of the Company and its subsidiaries or the stock or equity interests in each subsidiary or joint venture of the Company or other investment property or securities of the Company and its subsidiaries.  In addition, the Company’s indebtedness, obligations and liabilities under the Credit Agreement are guaranteed by the Company’s wholly-owned subsidiaries under a guaranty agreement (the “Guaranty”).

The foregoing summary of the Credit Agreement, the Promissory Note, the Security Agreement and the Guaranty (collectively, the “Loan Documents”) does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Documents, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The Loan Documents are not intended to be sources of factual, business or operational information about the Company or its subsidiaries.  The representations, warranties and covenants contained in the Loan Documents were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders.  Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2011, the Board of Directors of the Company approved the Wilhelmina International, Inc. 2011 Incentive Plan (the “2011 Plan”).  The 2011 Plan is intended as an incentive to retain and to attract directors, officers, consultants, advisors and employees, as well as to encourage a sense of proprietorship and stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries.

The 2011 Plan provides for the granting of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, and other equity incentives, including stock or stock based awards (collectively, the “Rights”), to persons eligible to participate in the 2011 Plan.  The 2011 Plan shall satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”), with respect to those options and stock appreciation rights for which qualification for such exception is intended (“Section 162(m) Grants”).

The 2011 Plan is effective as of May 2, 2011; provided, however, that if options are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code, the 2011 Plan must be approved by a majority vote of the Company’s stockholders no later than May 2, 2012, and in the event option grants are intended to qualify as Section 162(m) Grants, the requirements as to stockholder approval set forth in Section 162(m) of the Code must be satisfied.

A total of 6,000,000 shares of the Company’s common stock (the “Common Stock”) shall be subject to the 2011 Plan.  The maximum number of shares that may be subject to options and stock appreciation rights granted under the 2011 Plan to any individual in any calendar year shall not exceed 2,000,000.  Should any Right expire or be canceled prior to its exercise or vesting in full or should the number of shares of Common Stock to be delivered upon the exercise or vesting in full of a Right be reduced for any reason, the shares of Common Stock subject to such Right may be subject to future Rights under the Plan, unless such reissuance is inconsistent with the provisions of Section 162(m) of the Code.

The 2011 Plan is to be administered by a committee consisting of two or more directors appointed by the Board of Directors of the Company (the “Plan Committee”), which may be the Compensation Committee of the Board.  Under the 2011 Plan, the Plan Committee will be comprised solely of “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Code, which individuals will serve at the pleasure of the Board.  In the event that for any reason the Plan Committee is unable to act or if the Plan Committee at the time of any grant, award or other acquisition under the 2011 Plan does not consist of two or more “non-employee directors,” or if there is no such Plan Committee, then the 2011 Plan will be administered by the Board, provided that grants to the Company’s Chief Executive Officer or to any covered employee within the meaning of Section 162(m) of the Code that are intended to qualify as Section 162(m) Grants may only be granted by a properly constituted Plan Committee, subject to ratification by the Board.  Except in the case of Section 162(m) Grants (the recipients, terms and conditions of which the Plan Committee has full power and authority to determine, subject to Board ratification), the recipients, terms and conditions of grants under the 2011 Plan are recommended by the Plan Committee to the Board for approval.  The Plan Committee will interpret the 2011 Plan and all Rights granted thereunder and make all other determinations necessary or advisable for the administration of the 2011 Plan.  The Board has designated the Compensation Committee of the Board as the Plan Committee.

The 2011 Plan provides for the early expiration of options and stock appreciation rights in the event of certain terminations of employment of the recipients thereof.  Options and stock appreciation rights granted under the 2011 Plan are not transferable and may be exercised solely by the recipient thereof during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution.  Upon the occurrence of a “change of control” (as defined in the 2011 Plan), the Plan Committee may accelerate the vesting and/or exercisability of certain Rights under the Plan.  The 2011 Plan contains a clawback provision that permits the Plan Committee to, in all appropriate circumstances and in accordance with guidance issued by the Securities and Exchange Commission, require reimbursement of any annual incentive payment including incentive options and nonqualified options to an executive officer where: (a) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the Securities and Exchange Commission; and (b) a lower payment would have been made to the executive based upon the restated financial results.  The 2011 Plan expires on May 1, 2021, and no grants may be made pursuant to the 2011 Plan after such date.

The Board intends to seek stockholder approval of the 2011 Plan at the Company’s next annual meeting of stockholders.

The foregoing summary of the 2011 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2011 Plan and the Form of Option Agreement under the 2011 Plan, copies of which are filed as Exhibit 10.5 and Exhibit 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Credit Agreement dated as of April 20, 2011 by and between Wilhelmina International, Inc. and Amegy Bank National Association.
10.2	Promissory Note dated as of April 20, 2011 by Wilhelmina International, Inc. for the benefit of Amegy Bank National Association.
10.3	Pledge and Security Agreement dated as of April 20, 2011 by and among Wilhelmina International, Inc., the guarantor signatories thereto and Amegy Bank National Association.
10.4	Guaranty dated as of April 20, 2011 by the guarantor signatories thereto for the benefit of Amegy Bank National Association.
10.5	Wilhelmina International, Inc. 2011 Incentive Plan.
10.6	Form of Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2011	WILHELMINA INTERNATIONAL, INC.

	By:	/s/ Evan Stone
Name: Evan Stone
Title: General Counsel and Secretary